UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 13, 2018

SHUTTERFLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33031	94-3330068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway

Redwood City, California 94065

(Address of principal executive offices, including zip code)

(650) 610-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On August 13, 2018, the Board of Directors (the “Board”) of Shutterfly, Inc. (the “Company”), on the approval and recommendation of the Compensation and Leadership Development Committee (the “Committee”) of the Board, approved a grant of equity awards, with a grant date of August 13, 2018 (the “Grant Date”), to further incentivize Christopher North, the President and Chief Executive Officer of the Company, pursuant to the Company’s 2015 Equity Incentive Plan, as amended (the “Equity Plan”).

The Board, on the Committee’s recommendation, approved the grant of a restricted stock unit award to Mr. North covering 15,897 shares of the Company’s common stock (the “Time-Based RSUs”), which shall be eligible to vest with respect to 25% of the total underlying shares of the Company’s common stock (“Common Stock”) on each of the first, second, third and fourth anniversaries of the Grant Date, in each case subject to Mr. North’s continued service with the Company on the applicable vesting date. The Board, on the Committee’s recommendation, also approved the grant of a performance-based restricted stock unit award to Mr. North covering 31,806 shares of Common Stock. These performance-based restricted stock units are designed to pay out at 100% of target, based on a target Adjusted EBITDA in the fiscal year ending December 31, 2020 (the “Performance Period”) of $475M, and have the potential to convert to a larger or smaller number of shares depending on the actual performance versus that target, as summarized in the table below.

Level of Achievement	Adjusted EBITDA		Performance Multiplier (1)
Maximum	$	≥ 525 million	200%
Target		$475 million	100%
Threshold		$425 million	50%
Below Threshold	$	< 425 million	0%

(1)	The “Performance Multiplier” for any level of achievement falling between “Threshold,” Target” and “Maximum” levels will be measured based on linear interpolation.

The performance-based restricted stock units shall be eligible to vest based on (A) the Company’s achievement of an adjusted EBITDA of at least $425M (“the EBITDA Threshold”) during the Performance Period, and (B) Mr. North’s continued service with the Company through the third anniversary of the Grant Date (the “Performance-Based RSUs” and together with the Time-Based RSUs, the “Interim Equity Awards”).

Each of the Interim Equity Awards shall be subject to acceleration as follows (in each case subject to the condition that Mr. North deliver a general release of claims in favor of the Company in the form attached to Mr. North’s offer letter dated March 15, 2016 and filed with the Securities and Exchange Commission (the “SEC”) on Form 8-K on March 17, 2016 as Exhibit 99.1 (the “Offer Letter”) and satisfy all conditions to make such the release is effective within sixty (60) days following termination of his employment):

(A) with respect to the Time-Based RSUs, (i) in the event of a termination without Cause (as defined in the Offer Letter) or Constructive Termination (as defined in the Offer Letter) not in connection with a Change in Control (as defined in the Offer Letter), acceleration of 12 months of the then-unvested shares subject to the Time-Based RSUs and (ii) in the event of termination without Cause or Constructive Termination within 12 months following a Change in Control, acceleration of all then-unvested shares subject to the Time-Based RSUs; and

(B) with respect to the Performance-Based RSUs, (i) in the event of a termination without Cause (as defined in the Offer Letter) or Constructive Termination not in connection with a Change in Control, acceleration of 12 months of the then-unvested shares subject to the Performance-Based RSUs at the target EBITDA Threshold and (ii) in the event of termination without Cause or Constructive Termination within 12 months following a Change in Control, acceleration of all then-unvested shares subject to the Performance-Based RSUs at the target EBITDA Threshold.

The Time-Based RSUs are subject to the terms and conditions of the Equity Plan and the form of Restricted Stock Unit Agreement which, other than as disclosed herein, is in substantially the form filed as Exhibit 99.1 to the Registration Statement on Form S-8 filed with the SEC on December 30, 2015 and incorporated herein by reference. The Performance-Based RSUs are subject to the terms and conditions of the Equity Plan and the Company’s form of Performance-Based Restricted Stock Unit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Jason Sebring
Jason Sebring Vice President and General Counsel

Date: August 13, 2018